Citigroup Global Markets Holdings Inc.	June 18, 2018 Medium-Term Senior Notes, Series N Pricing Supplement No. 2018-USNCH1244 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-216372 and 333-216372-01

Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for quarterly contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments; (ii) your actual yield may be negative because you may receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity; and (iii) the securities may be automatically redeemed prior to maturity beginning one year after issuance. Each of these risks will depend on the performance of the worst performing of the S&P 500® Index and the Russell 2000® Index (each, an “underlying index”), as described below. You will be subject to risks associated with both underlying indices and will be negatively affected by adverse movements in either underlying index regardless of the performance of the other underlying index. Although you will be exposed to downside risk with respect to the worst performing underlying index, you will not participate in any appreciation of either underlying index or receive any dividends paid on the stocks included in either underlying index. If the securities are not automatically redeemed prior to maturity and the worst performing underlying index depreciates by more than the buffer amount from the pricing date to the final valuation date, you will lose 1.25% of the stated principal amount of your securities for every 1% by which that depreciation exceeds the buffer amount. Accordingly, the lower the final index level of the worst performing underlying index, the less benefit you will receive from the buffer. There is no minimum payment at maturity.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlying indices:	Underlying indices	Initial index level*	Coupon barrier level**	Final barrier level***
	S&P 500® Index	2,773.75	2,219.000	2,219.000
	Russell 2000® Index	1,692.460	1,353.968	1,353.968
	* The closing level of the applicable underlying index on the pricing date ** For each underlying index, 80% of its initial index level *** For each underlying index, 80% of its initial index level

Aggregate stated principal amount:	$2,738,000
Stated principal amount:	$1,000 per security
Pricing date:	June 18, 2018
Issue date:	June 21, 2018. See “Supplemental Plan of Distribution” in this pricing supplement for additional information
Valuation dates:	September 18, 2018, December 18, 2018, March 18, 2019, June 18, 2019, September 18, 2019, December 18, 2019, March 18, 2020, June 18, 2020, September 18, 2020, December 18, 2020, March 18, 2021 and June 18, 2021 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for either underlying index or if certain market disruption events occur with respect to either underlying index
Maturity date:	Unless earlier redeemed, June 25, 2021
Contingent coupon payment dates:	For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.75% (approximately 7.00% per annum) of the stated principal amount of the securities if and only if the closing level of the worst performing underlying index on the related valuation date is greater than or equal to the applicable coupon barrier level. If the closing level of the worst performing underlying index on any quarterly valuation date is less than the applicable coupon barrier level, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold:

▪ If the final index level of the worst performing underlying index is greater than or equal to the applicable final barrier level: $1,000 plus the contingent coupon payment due at maturity

▪ If the final index level of the worst performing underlying index is less than the applicable final barrier level: $1,000 + [$1,000 × the buffer rate × (the index percent change of the worst performing underlying index + the buffer amount)]

If the final index level of the worst performing underlying index on the final valuation date is less than the applicable final barrier level, your payment at maturity will be less than $1,000 per security, and possibly nothing, and you will not receive any contingent coupon payment at maturity.

Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$1.00	$999.00
Total:	$2,738,000.00	$2,738.00	$2,735,262.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $984.10 per security, which is less than the issue price. The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-06 dated April 7, 2017       Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

KEY TERMS (continued)
Automatic early redemption:	If, on any potential redemption date, the closing level of the worst performing underlying index is greater than or equal to the applicable initial index level, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment.
Potential redemption dates:	Each quarterly valuation date beginning in June 2019 and ending in March 2021
Final index level:	For each underlying index, the applicable closing level on the final valuation date
Index performance factor:	For each underlying index on any valuation date, the applicable closing level on that valuation date divided by the applicable initial index level
Index percent change:	For each underlying index on the final valuation date, the applicable final index level minus the applicable initial index level, divided by the applicable initial index level
Buffer amount:	20%
Buffer rate:	The initial index level of the worst performing underlying index divided by its final barrier level, which is approximately 125%
Worst performing underlying index:	For any valuation date, the underlying index with the lowest index performance factor on that valuation date
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324CWG7 / US17324CWG76
Underwriter:	CGMI, an affiliate of the issuer, acting as principal

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date as well as your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each underlying index that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

June 2018	PS-2

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly valuation date and how to calculate the payment at maturity on the securities, assuming the securities are not automatically redeemed prior to maturity. You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as approximately one year if the securities are automatically redeemed prior to the maturity date, which is not reflected in the examples below. Unless earlier redeemed, during the term of the securities, there are twelve valuation dates. For ease of analysis, figures in the table below may have been rounded.

The examples below are based on the following values in order to illustrate how the securities work:

Underlying indices:	Initial index level	Coupon barrier level	Final barrier level
S&P 500® Index	2,773.75	2,219.000 (80% of the applicable initial index level)	2,219.000 (80% of the applicable initial index level)
Russell 2000® Index	1,692.460	1,353.968 (80% of the applicable initial index level)	1,353.968 (80% of the applicable initial index level)
Contingent coupon rate:		7.00% per annum, paid quarterly

Hypothetical Examples of Contingent Coupon Payments and any Payment upon Automatic Early Redemption with Respect to a Quarterly Valuation Date that is also a Potential Redemption Date

Set forth below are three hypothetical examples of the calculation of the contingent coupon payment with respect to a hypothetical quarterly valuation date that is also a potential redemption date.

	Hypothetical closing level of the S&P 500® Index	Hypothetical closing level of the Russell 2000® Index	Hypothetical contingent coupon payment per security and any payment upon an automatic early redemption
Example 1	3,328.50 Index performance factor = 3,328.50 / 2,773.75 = 1.20	1,438.591 Index performance factor = 1,438.591 / 1,692.460 = 0.85	$17.50
Example 2	1,248.19 Index performance factor = 1,248.19 / 2,773.75 = 0.45	1,861.706 Index performance factor = 1,861.706 / 1,692.460 = 1.10	$0.00
Example 3	3,051.13 Index performance factor = 3,051.13 / 2,773.75 = 1.10	2,030.952 Index performance factor = 2,030.952 / 1,692.460 = 1.20	$1,017.50 ($1,000 stated principal amount per security plus the related contingent coupon payment)

Example 1: On the hypothetical valuation date, the Russell 2000® Index has the lowest index performance factor and, therefore, is the worst performing underlying index. In this scenario, the closing level of the worst performing underlying index is greater than the applicable coupon barrier level but less than the applicable initial index level. As a result, investors in the securities would receive the contingent coupon payment of $17.50 per security on the related contingent coupon payment date and the securities would not be automatically called.

Example 2: On the hypothetical valuation date, the S&P 500® Index has the lowest index performance factor and, therefore, is the worst performing underlying index. In this scenario, the closing level of the worst performing underlying index is less than the applicable coupon barrier level and less than the applicable initial index level. As a result, investors would not receive any payment on the related contingent coupon payment date, even though the other underlying index has appreciated from its applicable initial index level, and the securities would not be automatically called.

Investors in the securities will not receive a contingent coupon payment with respect to a valuation date if, on that valuation date, the closing level of the worst performing underlying index is less than the applicable coupon barrier level.

Example 3: On the hypothetical valuation date, the hypothetical closing levels of both of the underlying indices are greater than their respective coupon barrier levels and their respective initial index levels. In this scenario, the closing level of the worst performing underlying index is greater than the applicable initial index level and the securities would be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment, or $1,017.50. If the valuation date is not a potential redemption date, the securities would not be automatically redeemed even if the hypothetical closing levels of both of the underlying indices are greater than their respective initial index levels.

June 2018	PS-3

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

Hypothetical Examples of the Payment at Maturity on the Securities

The following examples illustrate the hypothetical payment at maturity on the securities as determined based on the final index levels of the underlying indices on the final valuation date, assuming the securities have not been earlier automatically redeemed.

	Hypothetical final index level of the S&P 500® Index	Hypothetical final index level of the Russell 2000® Index	Hypothetical payment at maturity per security
Example 4	3,605.88 Index performance factor = 3,605.88 / 2,773.75 = 1.30	2,030.952 Index performance factor = 2,030.952 / 1,692.460 = 1.20	$1,017.50
Example 5	2,496.38 Index performance factor = 2,496.38 / 2,773.75 = 0.90	846.230 Index performance factor = 846.230 / 1,692.460 = 0.50	$625.00
Example 6	554.75 Index performance factor = 554.75 / 2,773.75 = 0.20	1,015.476 Index performance factor = 1,015.476 / 1,692.460 = 0.60	$250.00

Example 4: In this example, the Russell 2000® Index is the worst performing underlying index on the final valuation date. In this scenario, the final index level of the worst performing underlying index on the final valuation date is greater than the applicable final barrier level. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment of $17.50 per security but you would not participate in the appreciation of either of the underlying indices.

Example 5: In this example, the Russell 2000® Index is the worst performing underlying index on the final valuation date. In this scenario, the final index level of the worst performing underlying index on the final valuation date is less than the applicable final barrier level. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 + [$1,000 × the buffer rate × (the index percent change of the Russell 2000® Index + the buffer amount)]

= $1,000 + [$1,000 × (1,692.460 / 1,353.968) × (-50% + 20%)]

= $1,000 + [$1,000 × 1.25 × (-30%)]

=$1,000 + (-$375)

= $625.00

In this scenario, you would receive significantly less than the stated principal amount of the securities at maturity. You would incur a loss based on the performance of the worst performing underlying index on the final valuation date, even though the final index level of the other underlying index is greater than the applicable final barrier level. The worst performing underlying index on the final valuation date has depreciated by more than the 20% buffer amount from its initial index level to its final index level, which is less than its final barrier level. As a result, you would lose approximately 1.25% of the stated principal amount of your securities for every 1% by which the level of the worst performing underlying index on the final valuation date has declined beyond the buffer amount. In this scenario, the worst performing underlying index on the final valuation date depreciated by 50.00% and you would lose 37.50% of the stated principal amount at maturity; therefore, the securities would provide an effective buffer of 12.50%. In addition, because the final index level of the worst performing underlying index is below the applicable coupon barrier level, you will not receive any quarterly contingent coupon payment at maturity.

Example 6: In this example, the S&P 500® Index is the worst performing underlying index and its final index level is less than the applicable final barrier level. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 + [$1,000 × the buffer rate × (the index percent change of the S&P 500® Index + the buffer amount)]

= $1,000 + [$1,000 × (2,773.75 / 2,219.000) × (-80% + 20%)]

= $1,000 + [$1,000 × 1.25 × (-60%)]

=$1,000 + (-$750)

= $250.00

In this scenario, you would receive significantly less than the stated principal amount of the securities at maturity. The worst performing underlying index on the final valuation date has depreciated by more than the 20% buffer amount from its initial index level to its final index level, which is less than its final barrier level. As a result, you would lose approximately 1.25% of the stated principal amount of your securities for every 1% by which the level of the worst performing underlying index on the final valuation date has declined beyond the buffer amount. In this scenario, the worst performing underlying index depreciated by 80.00% and you would lose 75.00% of the stated principal amount at maturity; therefore, the securities would provide an effective buffer of 5.00%. A comparison of this example with the previous example illustrates the diminishing benefit of the buffer the greater the depreciation of the worst performing underlying index on the final valuation date. In addition, because the final index level of the worst performing underlying index on the final valuation date is below the applicable coupon barrier level, you will not receive any quarterly contingent coupon payment at

June 2018	PS-4

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

maturity. If the closing level of the worst performing underlying index were less than the applicable coupon barrier level on each valuation date and less than the applicable final barrier level on the final valuation date, you would not have received any quarterly contingent coupon payments in addition to receiving significantly less than the stated principal amount of your securities at maturity.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with both underlying indices. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the performance of the worst performing underlying index on the final valuation date. If the final index level of the worst performing underlying index on the final valuation date is less than the applicable final barrier level, you will lose 1.25% of the stated principal amount of the securities for every 1% by which the worst performing underlying index on the final valuation date has depreciated by more than the buffer amount, regardless of the performance of the other underlying index. You should understand that any decline in the level of the worst performing underlying index on the final valuation date beyond the 20.00% buffer will result in a magnified loss to your investment by 1.25 times, which will progressively offset any protection that the 20.00% buffer amount would offer. For example, if the final index level of the worst performing underlying index on the final valuation date is 50.00% less than the applicable initial index level, your payment at maturity would equal $625.00. Under the terms of the securities, in this scenario, the 20.00% buffer amount would have been reduced to effectively 12.50%. The lower the final index level of the worst performing underlying index on the final valuation date, the less benefit you will receive from the buffer. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	You will not receive any contingent coupon payment for any quarter in which the closing level of the worst performing underlying index is less than the applicable coupon barrier level on the related valuation date. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing level of the worst performing underlying index on the related valuation date is greater than or equal to the applicable coupon barrier level. If the closing level of the worst performing underlying index is less than the applicable coupon barrier level on any quarterly valuation date, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of the worst performing underlying index is below the applicable coupon barrier level on each valuation date, you will not receive any contingent coupon payments over the term of the securities.

▪	The securities are subject to the risks of both of the underlying indices and will be negatively affected if either underlying index performs poorly, even if the other underlying index performs well. You are subject to risks associated with both underlying indices. If either underlying index performs poorly, you will be negatively affected, even if the other underlying index performs well. The securities are not linked to a basket composed of the underlying indices, where the better performance of one could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying indices is the worst performing underlying index.

▪	You will not benefit in any way from the performance of the better performing underlying index. The return on the securities depends solely on the performance of the worst performing underlying index, and you will not benefit in any way from the performance of the better performing underlying index. The securities may underperform a similar alternative investment linked to a basket composed of the underlying indices, since in such case the performance of the better performing underlying index would be blended with the performance of the worst performing underlying index, resulting in a better return than the return of the worst performing underlying index.

▪	You will be subject to risks relating to the relationship between the underlying indices. It is preferable from your perspective for the underlying indices to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying indices will not exhibit this relationship. The less correlated the underlying indices, the more likely it is that either one of the underlying indices will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying indices to

June 2018	PS-5

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

perform poorly; the performance of the underlying index that is not the worst performing underlying index is not relevant to your return on the securities. It is impossible to predict what the relationship between the underlying indices will be over the term of the securities. The S&P 500® Index represents large capitalization stocks in the United States and the Russell 2000® Index represents small capitalization stocks in the United States. Accordingly, the underlying indices represent markets that differ in significant ways and, therefore, may not be correlated with each other.

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that the securities may not be automatically redeemed and you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that the securities will not be automatically redeemed and the amount you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of and the correlation between the underlying indices are important factors affecting these risks. Greater expected volatility of and lower expected correlation between the underlying indices as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that (i) the closing level of the worst performing underlying index on one or more valuation dates will be less than the applicable coupon barrier level, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, (ii) the closing level of the worst performing underlying index on each valuation date will be less than the applicable intial index level, such that the securities will not be automatically redeemed and (iii) the final index level of the worst performing underlying index on the final valuation date will be less than the applicable final barrier level, such that you will not be repaid the stated principal amount of your securities at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying index. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying index, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying index, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed prior to maturity beginning approximately one year after the issue date, interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying index.

▪	The securities may be automatically called prior to maturity, limiting your opportunity to receive contingent coupon payments. On any potential redemption date, beginning in June 2019 and ending in March 2021, the securities will be automatically called if the closing level of the worst performing underlying index on that potential redemption date is greater than or equal to the applicable initial index level. Thus, the term of the securities may be limited to as short as approximately one year. If the securities are called prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The securities offer downside exposure to the underlying indices, but no upside exposure to the underlying indices. You will not participate in any appreciation in the level of the underlying indices over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying indices over the term of the securities. In addition, you will not receive any dividends or other distributions or have any other rights with respect to the underlying indices or the stocks included in either underlying index.

▪	The performance of the securities will depend on the closing levels of the underlying indices solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying indices. Whether the contingent coupon will be paid for any given quarter and whether the securities will be automatically redeemed prior to maturity will depend on the closing levels of the underlying indices solely on the applicable quarterly valuation dates, regardless of the closing levels of the underlying indices on other days during the term of the securities. If the securities are not automatically redeemed, the amount you receive at maturity will depend solely on the closing level of the worst performing underlying index on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing levels of the underlying indices on a limited number of dates, the securities will be particularly sensitive to volatility in the closing levels of the underlying indices. You should understand that each of the underlying indices has historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities.

June 2018	PS-6

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlying indices, dividend yields on the stocks included in the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indices and a number of other factors, including the price and volatility of the stocks included in the underlying indices, the correlation between the underlying indices, dividend yields on the stocks included in the underlying indices, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the levels of the underlying indices may not result in a

June 2018	PS-7

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The Russell 2000® Index is subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	Changes that affect the underlying indices may affect the value of your securities. The sponsors of the underlying indices may add, delete or substitute the stocks that constitute those indices or make other methodological changes that could affect the levels of those indices. We are not affiliated with any such index sponsor and, accordingly, we have no control over any changes any such index sponsor may make. Such changes could be made at any time and could adversely affect the performance of the underlying indices and the value of and your payment at maturity on the securities.

▪	Our offering of the securities is not a recommendation of either underlying index. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the underlying indices or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying indices. These and other activities of our affiliates’ may affect the levels of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

▪	The level of an underlying index may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the stocks included in the underlying indices and other financial instruments related to the underlying indices or such stocks and may adjust such positions during the term of the securities. Our affiliates also trade the stocks included in the underlying indices and other financial instruments related to the underlying indices or such stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks included in the underlying indices, including extending loans to, making equity investments in or providing advisory services to such companies. In the course of this business, we or our affiliates may acquire non-public information which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of an underlying index, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Moreover, as described in the accompanying product supplement under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss recognized by U.S. investors, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax

June 2018	PS-8

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion.

We will not be required to pay any additional amounts with respect to amounts withheld.

June 2018	PS-9

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

Information About the S&P 500® Index

The S&P 500® Index consists of common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. As of July 31, 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the S&P 500® Index, but securities already included in the S&P 500® Index have been grandfathered and are not affected by this change. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on June 18, 2018 was 2,773.75.

The graph below shows the closing level of the S&P 500® Index for each day such level was available from January 2, 2008 to June 18, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index – Historical Closing Levels January 2, 2008 to June 18, 2018

* The red line indicates the coupon barrier level and final barrier level with respect to the S&P 500® Index of 2,219.000, equal to 80.00% of the applicable closing level on June 18, 2018.

June 2018	PS-10

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by FTSE Russell, a subsidiary of London Stock Exchange Group. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The Russell Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index.

Historical Information

The closing level of the Russell 2000® Index on June 18, 2018 was 1,692.460.

The graph below shows the closing level of the Russell 2000® Index for each day such level was available from January 2, 2008 to June 18, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index – Historical Closing Levels January 2, 2008 to June 18, 2018

* The red line indicates the coupon barrier level and final barrier level with respect to Russell 2000® Index of 1,353.968, equal to 80.00% of the applicable closing level on June 18, 2018.

June 2018	PS-11

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In addition, the U.S. Treasury Department and the IRS have released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts.” While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential consequences of the IRS notice.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Moreover, as discussed under “United States Federal Tax Considerations – Tax Consequences to Non-U.S. Holders – Possible Withholding Under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

June 2018	PS-12

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will not receive any underwriting fee for any securities sold in this offering. CGMI will pay selected dealers not affiliated with CGMI custodial fees of $1.00 for each $1,000 security they sell. Citigroup Global Markets Holdings Inc. will reimburse CGMI for such custodial fees. For the avoidance of doubt, the custodial fees described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing level of either underlying index and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

June 2018	PS-13

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

June 2018	PS-14

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated April 7, 2017, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on April 7, 2017, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of

June 2018	PS-15

Citigroup Global Markets Holdings Inc.
Autocallable Geared Buffered Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due June 25, 2021

all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

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June 2018	PS-16